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                                                                    EXHIBIT 99.1


BIKERS DREAM ANNOUNCES THE PRIVATE PLACEMENT OF $1.5 MILLION OF
PREFERRED STOCK

February 8, 1999 - Bikers Dream Inc. (NASDAQ BIKR) today announced the completion of a private placement of $1.5 million of Series D Preferred Stock.


"This private placement is the first step to improve the Company's working capital and fund the Company's growth initiatives for 1999," commented Herm Rosenman, Chairman and CEO. "Such financing will enable us to continue to increase motorcycle production to meet anticipated demand, to provide working capital for the growth of the recently launched Ultra Kustom Parts line, and to fortify order fulfillment requirements for the Company's planned launch of new e-commerce sites."

Bikers Dream is a manufacturer, distributor and retailer of quality-built American heavyweight cruiser motorcycles. Corporate headquarters and manufacturing operations are located in Riverside, California.

The securities offered by the Company have not been registered and may not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United Sates absent registration or an applicable exemption from registration requirements.

Certain matters discussed herein are "forward-looking" statements intended to qualify for the safe harbors from liability in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date hereof. Specific factors that might cause such a difference might include, but not be limited to, those referenced by the Company's 10QSB for the quarter ended September 30,1998. The forward-looking statements contained herein are only made as of the date hereof and the Company undertakes no obligation to publicly update such


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forward-looking statements to reflect subsequent events or circumstances.

Contact:
                                       Bikers Dream Inc.
                                       Investor Relations
                                       1-800-927-4730


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